UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2012

Grizzly Gold Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54453	95-0554260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9120 Double Diamond Parkway, Suite 3889
Reno, Nevada
(Address of Principal Executive Offices)

89521
(Zip Code)

(775) 888-1385
(Registrant’s Telephone Number, Including Area Code)

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 3, 2012 the Board of Directors of Grizzly Gold Corp. (the “Registrant”) elected Mr. James Poulter a Director of the Registrant.

Mr. Poulter, age 62, is a licensed and certified professional geologist with over 40 years of exploration experience.  From 2005 to present he has worked as a consultant for several junior exploration companies with a focus on Mexico and Arizona.  In addition, since 2005 he has served as the Exploration Manager for Zaruma Resources Inc. (formerly Laminco Resources Inc.).  He obtained a Bachelor of Science degree in geology from the University of Idaho in 1971.  He is a Licensed Professional Geologist in the State of Wyoming.  In addition he is a Certified Professional Geologist with the American Institute of Professional Geologists and a member of the Society of Economic Geologists. Mr. Poulter was elected to the Board of Directors due to his industry experience.

For all the terms and conditions of the bridge note reference is hereby made to such document annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing document are qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.                      Description

10.1	Service Agreement dated August 3, 2012 between James Poulter and Grizzly Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2012

GRIZZLY GOLD CORP.

By:           /s/ Paul Strobel
Name:         Paul Strobel
Title:           President and Chief Executive Officer